Exhibit 99.1

395 de Maisonneuve Blvd. West
Montreal QC H3A 1L6 www.domtar.com

News Release

TICKER SYMBOL	MEDIA RELATIONS	INVESTOR RELATIONS
UFS (NYSE, TSX)	Michel A. Rathier Tel.: 514-848-5103 Email: communications@domtar.com	Pascal Bossé Tel.: 514-848-5938 Email: ir@domtar.com

DOMTAR CORPORATION REPORTS FIRST QUARTER 2008 RESULTS

Significant inflation on fiber, chemicals and direct energy impacted results

•	Net earnings of $0.07 per diluted share, earnings before items(1) of $0.05 per diluted share
•	Successful implementation of price increases for a wide range of paper products in March
•	Increase in paper volumes of 3.9% from fourth quarter 2007, shipments-to-production at 103%

Montreal, May 6, 2008 – Domtar Corporation (NYSE/TSX: UFS) today reported net earnings of $36 million ($0.07 per diluted share) for the first quarter of 2008 compared to a net loss of $26 million ($0.05 per diluted share) for the fourth quarter of 2007. Sales for the first quarter amounted to $1.7 billion. Excluding the items listed below, the Company earned $25 million ($0.05 per diluted share) in the first quarter of 2008 compared to $29 million ($0.06 per diluted share) in the fourth quarter of 2007. The inflation on fiber, chemical, energy and freight costs reduced earnings by approximately $0.05 per diluted share in the first quarter of 2008 compared to the fourth quarter of 2007.

First quarter 2008:

•	Reversal of a $23 million provision ($17 million after tax) due to the early termination of an unfavorable contract;

•	Costs of $8 million ($5 million after tax) related to synergies and integration; and

•	Closure and restructuring costs of $1 million ($1 million after tax).

Fourth quarter 2007:

•	Charge of $96 million ($66 million after tax) related to the impairment of goodwill and property, plant and equipment;

•	Gains of $51 million ($35 million after tax) for lawsuit and insurance claim settlements;

•	Expenses of $25 million ($17 million after tax) related to debt restructuring;

[1]	Earnings before items is a non-GAAP financial measure. Refer to reconciliation in the appendix.

1/10

•	Costs of $21 million ($14 million after tax) related to synergies, integration and optimization;

•	Gain of $11 million related to a change in statutory income tax rates;

•	Closure and restructuring costs of $7 million ($5 million after tax); and

•	Gains of $2 million ($1 million after tax) related to financial instruments.

“Our first quarter financial performance was affected by higher-than-expected inflation on raw materials, which was only partially offset by price increases implemented late in the quarter. Nevertheless, we were able to maintain a balance in our paper production system with a shipments-to-production ratio above 100 percent, resulting in a papers inventory reduction,” said Mr. Raymond Royer, President and Chief Executive Officer of Domtar. “Compared to the fourth quarter, we had few incremental savings from synergies but our plans are on track. Our goal is to surpass $200 million of synergies on a run-rate basis before year-end while, in the near term, reaping the benefits from the carry-over of recently implemented price increases in papers and pulp,” added Mr. Royer.

Commenting on capital allocation, Mr. Royer said, “Our business fundamentals are sound and I am pleased with the progress Domtar has made since March 2007 toward paying down debt to improve its investment profile. Nevertheless, the uncertain financial markets remind us of the importance of maintaining access to capital markets. Given the added challenges of a slowing economy and current inflationary pressures, we must further increase our financial strength. Consistent with our targeted leverage ratios, we will continue to apply our excess cash flow to debt reduction to lower our cost of capital with the objective to get as close as possible to investment grade for the benefit of our shareholders.”

SEGMENT REVIEW

PAPERS

Operating income was $114 million in the first quarter of 2008 compared to operating income of $25 million in the fourth quarter of 2007. The first quarter of 2008 included the impact of a reversal of a $23 million provision due to the early termination by the counterparty of an unfavorable contract while the fourth quarter of 2007 included a $92 million charge for the impairment of property, plant and equipment associated with the reorganization of our Dryden, Ontario mill. Depreciation and amortization totaled $110 million in the first quarter. When compared to the fourth quarter of 2007, sales remained unchanged at $1.4 billion. The shipments-to-production ratio was 103% in the first quarter compared to 98% in the fourth quarter. Paper inventories decreased 27,000 tons throughout the quarter.

Excluding the above noted provision reversal and impairment charge, the decrease in operating income in the first quarter was the result of higher costs related to fiber, chemicals and freight as well as an increase in costs related to direct energy consumption. These factors were partially mitigated by higher average selling prices for paper and pulp, higher paper shipments, lower synergy and integration costs, lower depreciation and amortization expense and the positive impact of a stronger U.S. dollar.

2/10

(In millions of dollars)	1Q 2008	4Q 2007
Sales	$1,434	$1,401
Operating income	$114	$25
Depreciation and amortization	$110	$124
Impairment of PP&E	—	$92

PAPER MERCHANTS

Operating income was $3 million in the first quarter of 2008 compared to operating income of $1 million in the fourth quarter of 2007. Depreciation and amortization was nil in the first quarter of 2008. Sales were unchanged at $262 million while deliveries increased 1%.

When compared to the fourth quarter, the increase in operating income is the result of an increase in deliveries and no depreciation and amortization expense in the first quarter.

(In millions of dollars)	1Q 2008	4Q 2007
Sales	$262	$262
Operating income	$3	$1
Depreciation and amortization	—	$1

WOOD

Operating loss was $22 million in the first quarter of 2008, compared to an operating loss of $26 million in the fourth quarter of 2007 which included a $4 million charge for the impairment of goodwill. Depreciation and amortization totaled $6 million in the first quarter of 2008. When compared to the fourth quarter of 2007, sales decreased 20% to $63 million with lumber shipments decreasing 7%.

Excluding the $4 million goodwill impairment in the fourth quarter of 2007, operating loss in the first quarter of 2008 was unchanged when compared to the fourth quarter of 2007. The results were negatively impacted by lower average selling prices and lower shipments, offset by lower severance costs, lower depreciation and amortization expense and a favorable foreign exchange rate.

3/10

(In millions of dollars)	1Q 2008	4Q 2007
Sales	$63	$79
Operating loss	($22)	($26)
Depreciation and amortization	$6	$8
Impairment of goodwill	—	$4

OUTLOOK

Rising energy prices are expected to continue to negatively impact energy-related raw material costs as well as freight costs. The uncoated freesheet market is currently in balance but the risks of a demand decline greater than the long-term trend are now heightened due to a weakening economy. Domtar will continue to monitor its order books and inventory levels and adjust production with customer demand. The costs related to maintenance are expected to increase in the second quarter of 2008 compared to the first quarter of 2008 due to scheduled planned maintenance shutdowns.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (EDT) to discuss its first quarter 2008 financial results. Financial analysts are invited to participate in the call by dialing 1-866-321-8231 (North America) or 1-416-642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar corporate website at www.domtar.com.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publication as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs nearly 13,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the Form 10-K filed with the SEC. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

- (30) -

4/10

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Thirteen weeks ended
	March 30 2008	April 1 2007
	(Unaudited)
Selected Segment Information
Sales
Papers	$1,434	$955
Paper Merchants	262	76
Wood	63	47

Total for reportable segments	1,759	1,078
Intersegment sales – Papers	(88)	(24)
Intersegment sales – Wood	(6)	(3)

Consolidated sales	1,665	1,051

Depreciation and amortization
Papers	110	72
Paper Merchants	—	1
Wood	6	5

Consolidated depreciation and amortization	116	78

Operating income (loss)
Papers	114	71
Paper Merchants	3	4
Wood	(22)	(4)
Corporate	(1)	—

Consolidated operating income	94	71
Interest expense	39	11

Earnings before income taxes	55	60
Income tax expense	19	11

Net earnings	36	49

Per common share (in dollars)
Net earnings
Basic	0.07	0.14
Diluted	0.07	0.14
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	515.5	348.2
Diluted	515.9	348.4

Cash flows provided from operating activities	27	91
Additions to property, plant and equipment	29	14

5/10

Domtar Corporation

Consolidated Statement of Earnings

(In millions of dollars, unless otherwise noted)

	Thirteen weeks ended
	March 30 2008	April 1 2007
	(Unaudited)
Sales	$1,665	$1,051
Operating expenses
Cost of sales, excluding depreciation and amortization	1,342	858
Depreciation and amortization	116	78
Selling, general and administrative	112	41
Closure and restructuring costs	1	3

	1,571	980

Operating income	94	71
Interest expense	39	11

Earnings before income taxes	55	60
Income tax expense	19	11

Net earnings	36	49

Per common share (in dollars)
Net earnings
Basic	0.07	0.14
Diluted	0.07	0.14
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	515.5	348.2
Diluted	515.9	348.4

6/10

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 30 2008	December 30 2007
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$57	$71
Receivables, less allowances of $10 and $9	598	542
Inventories	936	936
Prepaid expenses	31	14
Income and other taxes receivable	48	53
Deferred income taxes	181	182

Total current assets	1,851	1,798

Property, plant and equipment, at cost	9,652	9,685
Accumulated depreciation	(4,473)	(4,323)

Net property, plant and equipment	5,179	5,362
Goodwill	357	372
Intangible assets, net of amortization	105	111
Other assets	107	105

Total assets	7,599	7,748

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	86	63
Trade and other payables	743	765
Income and other taxes payable	33	50
Long-term debt due within one year	17	17

Total current liabilities	879	895

Long-term debt	2,155	2,213
Deferred income taxes	991	1,003
Other liabilities and deferred credits	402	440

Shareholders’ equity
Common stock	5	5
Exchangeable shares	290	293
Additional paid-in capital	2,581	2,573
Retained earnings	83	47
Accumulated other comprehensive income	213	279

Total shareholders’ equity	3,172	3,197

Total liabilities and shareholders’ equity	7,599	7,748

7/10

Domtar Corporation

Consolidated Statement of Cash Flows

(In millions of dollars)

	Thirteen weeks ended
	March 30 2008	April 1 2007
	(Unaudited)
Operating activities
Net earnings	$36	$49
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	116	78
Deferred income taxes	12	(11)
Closure and restructuring costs	—	3
Stock-based compensation expense	5	—
Other	—	1
Changes in assets and liabilities, net of effects of acquisition
Receivables	(55)	(95)
Inventories	(11)	8
Prepaid expenses	(17)	(5)
Trade and other payables	(18)	43
Income and other taxes	(14)	22
Difference between employer pension contributions and pension expense	(5)	(4)
Other assets and other liabilities	(22)	2

Cash flows provided from operating activities	27	91

Investing activities
Additions to property, plant and equipment	(29)	(14)
Proceeds from disposals of property, plant and equipment	21	—
Business acquisitions – cash acquired	—	573

Cash flows provided from (used for) investing activities	(8)	559

Financing activities
Net change in bank indebtedness	23	20
Change in revolving bank credit	(50)	90
Issuance of short-term debt	—	1,350
Issuance of long-term debt	—	800
Repayment of short-term debt	—	(1,350)
Repayment of long-term debt	(6)	—
Debt issue costs	—	(24)
Distribution to Weyerhaeuser prior to March 7, 2007	—	(1,431)
Other	—	(1)

Cash flows used for financing activities	(33)	(546)

Net increase (decrease) in cash and cash equivalents	(14)	104
Translation adjustments related to cash and cash equivalents	—	5
Cash and cash equivalents at beginning of period	71	1

Cash and cash equivalents at end of period	57	110

Supplemental cash flow information
Net cash payments for:
Interest	19	—

Income taxes	7	3

8/10

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2008					2007
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales (a)	($)	1,434				1,434	955	1,349	1,411	1,401	5,116
Operating Income	($)	114				114	71	92	133	25	321
Depreciation & amortization	($)	110				110	72	126	122	124	444
Impairment of PP&E (b)	($)									92	92
Papers
Papers Production	('000 ST)	1,173				1,173	826	1,216	1,187	1,182	4,411
Papers Shipments	('000 ST)	1,205				1,205	871	1,209	1,261	1,160	4,501
Uncoated freesheet	('000 ST)	1,149				1,149	814	1,163	1,194	1,104	4,275
Coated groundwood	('000 ST)	56				56	57	46	67	56	226
20-lb repro bond, 92 bright (copy) (c) list price	($/ton)	1,007				1,007	930	963	990	990	968
50-lb offset, rolls (c) list price	($/ton)	860				860	810	810	803	847	818
Coated publication No. 5, 40-lb offset, rolls (c) list price	($/ton)	900				900	778	748	782	840	787
Pulp
Pulp Shipments (d)	('000 ADMT)	347				347	249	330	333	411	1,323
Hardwood Kraft Pulp	(%)	44%				44%	21%	46%	48%	45%	42%
Softwood Kraft Pulp	(%)	47%				47%	61%	41%	40%	46%	46%
Fluff Pulp	(%)	9%				9%	18%	13%	12%	9%	12%
Pulp NBSK – U.S. market (c) list price	($/ADMT)	880				880	790	810	837	858	824
Pulp NBHK – Japan market (c),(e) list price	($/ADMT)	715				715	640	640	658	683	655
Paper Merchants Segment
Sales (a)	($)	262				262	76	226	249	262	813
Operating Income	($)	3				3	4	2	6	1	13
Depreciation & amortization	($)						1			1	2
Wood Segment
Sales (a)	($)	63				63	47	90	88	79	304
Operating Loss	($)	(22)				(22)	(4)	(20)	(13)	(26)	(63)
Depreciation & amortization	($)	6				6	5	6	6	8	25
Impairment of goodwill	($)									4	4
Lumber Production	(Millions FBM)	168				168	68	152	164	158	542
Lumber Shipments	(Millions FBM)	160				160	88	227	197	172	684
Lumber G.L. 2x4x8 studs (c) prices	($/MFBM)	277				277	317	335	336	294	321
Lumber G.L. 2x4 R/L, no. 1 & no. 2 (c) prices	($/MFBM)	291				291	332	332	343	308	329
Average Exchange Rates	CAN	1.004				1,004	1.172	1.098	1.044	0.981	1,074
	US	0.996				0.996	0.854	0.911	0.958	1.019	0.931

(a)	Sales represent sales before elimination of intersegment sales.
(b)	Includes $92 million related to the impairment of assets due to the fourth quarter announcement of reorganization at our Dryden, Ontario mill.
(c)	Source: Pulp & Paper Week and Random Lengths.
(d)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp shipments represents the amount of pulp produced in excess of our internal requirement.
(e)	Based on Pulp & Paper Week's Southern Bleached Hardwood Kraft pulp prices for Japan, increased by an average differential of $15/ADMT between Northern and Southern Bleached Hardwood Kraft pulp prices.

9/10

Domtar Corporation

Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles ("GAAP") financial metrics identified as "Earnings Before Items," "EBITDA," "EBITDA Before Items," "Free Cash Flow" and "Net Debt-to-Total Capitalization." Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate the ability to service debt and the overall credit profile of the company. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates "Earnings Before Items" and "EBITDA Before Items" by excluding the after-tax (pre-tax) effect of items considered by management as not typifying the net earnings (loss) reported under U.S. GAAP. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with net earnings (loss) provides for a more complete analysis of the results of operations. Net earnings (loss) is the most directly comparable GAAP measure.

		2008					2007
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of "Earnings Before Items" to Net Earnings (Loss)
Net earnings (loss)	($)	36				36	49	11	36	(26)	70
(-) Reversal of a provision for unfavorable contract	($)	(17)				(17)
(+) Costs related to synergies, integration and optimization	($)	5				5	4	4	8	14	30
(+) Closure and restructuring costs	($)	1				1	2	1	1	5	9
(+) Impairment of goodwill and property, plant and equipment	($)									66	66
(-) Gains for lawsuit and insurance claim settlements	($)									(35)	(35)
(+) Expenses related to the debt restructuring	($)									17	17
(-) Gain related to change in statutory income tax rate	($)						(6)	(1)	3	(11)	(15)
(-) Gains related to financial instruments	($)							(6)	(4)	(1)	(11)
(=) Earnings before items	($)	25				25	49	9	44	29	131

Reconciliation of "EBITDA" and "EBITDA Before Items" to Net Earnings (Loss)
Net earnings (loss)	($)	36				36	49	11	36	(26)	70
(+) Income tax expense (benefit)	($)	19				19	11	11	39	(32)	29
(+) Interest expense	($)	39				39	11	47	48	65	171
(+) Depreciation and amortization	($)	116				116	78	132	128	133	471
(+) Impairment of goodwill and property, plant and equipment	($)									96	96
(=) EBITDA	($)	210				210	149	201	251	236	837
(-) Reversal of a provision for unfavorable contract	($)	(23)				(23)
(+) Costs related to synergies, integration and optimization	($)	8				8	7	6	14	21	48
(+) Closure and restructuring costs	($)	1				1	3	2	2	7	14
(-) Gains for lawsuit & insurance claim settlements	($)									(51)	(51)
(-) Gains related to financial instruments	($)							(10)	(6)	(2)	(18)
(=) EBITDA before items	($)	196				196	159	199	261	211	830

Reconciliation of "Free Cash Flow" to Cash Flow from Operating Activities
Cash flow provided from operating activities	($)	27				27	91	189	144	182	606
(-) Additions to property, plant and equipment	($)	(29)				(29)	(14)	(32)	(19)	(51)	(116)
(=) Free cash flow	($)	(2)				(2)	77	157	125	131	490

"Net Debt-to-Total Capitalization" Computation
Bank indebtedness	($)	86					89	74	75	63
(+) Current portion of long-term debt	($)	17					21	19	19	17
(+) Long-term debt	($)	2,155					2,577	2,425	2,356	2,213
(-) Cash and cash equivalents	($)	(57)					(110)	(80)	(136)	(71)
(=) Net debt	($)	2,201					2,577	2,438	2,314	2,222
(+) Shareholders' equity	($)	3,172					2,941	3,094	3,212	3,197
(=) Total capitalization	($)	5,373					5,518	5,532	5,526	5,419
Net debt	($)	2,201					2,577	2,438	2,314	2,222
(/) Total capitalization	($)	5,373					5,518	5,532	5,526	5,419
(=) Net debt-to-total capitalization	(%)	41%					47%	44%	42%	41%

"Earnings Before Items," "EBITDA," "EBITDA Before Items," "Free Cash Flow" and "Net Debt-to-Total Capitalization" have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for net earnings (loss), or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

10/10